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Independent Auditors' Consent                                        Exhibit 23


We hereby consent to the incorporation by reference in Registration Statement No. 33-25499 on Form S-3 and in Registration Statement No. 33-59760 on Form S-8 of our report dated June 6, 2000 included in this report on Form 10-K of Standard Commercial Corporation for the year ended March 31, 2000.


/s/ Deloitte & Touche L.L.P
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DELOITTE & TOUCHE LLP
Raleigh, North Carolina
June 6, 2000